Exhibit 10.8

NORPAC TECHNOLOGIES, INC.
LOCK-UP AGREEMENT (___________)

THIS LOCK-UP AGREEMENT (this “Agreement”), is made and entered into as of July __, 2008 by and among ______________, (“Executive” or “Holder”) and  NORPAC TECHNOLOGIES INC., a Nevada corporation to be subsequently named Cellynx Group, Inc. (the “Company”).

RECITALS

A.           The Company shall be entering into a reverse merger (“Reverse Merger”) with Cellynx, Inc., a California corporation (“Target”), and concurrently raising $1.25 million in equity financing from certain investors (“Investors”).

B.           Executive is an officer of Target and will hold a significant number of shares of Company common stock and/or options to purchase Company common stock following the Reverse Merger (such shares, including shares underlying unexercised options, shall be referred to as “Locked Up Shares”).

C.           The Company has requested, and the Executive is willing to agree, to the lock-up provisions relating to the Locked Up Shares, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.           Lock-Up.  For a period of 24 months following the Reverse Merger, the Holder shall not make a Transfer of the Locked Up Shares without the written consent of (1) the majority of the independent members of the Company’s Board of Directors or (2) all members of the Company’s Board of Directors (“Lock-Up Restriction”).  “Transfer” shall mean transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting trust or otherwise), or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, without the express prior written consent of the Company.  “Trading Day” shall mean a day on which the Company’s common stock is quoted or listed on a Trading Market.  “Trading Market” means the following markets or exchanges on which the Company’s common stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the Pink Sheets, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

2.           Injunctive Relief.  The Parties agree that a breach of this Agreement may cause the Investors irreparable harm for which monetary damages are not adequate.  In addition to all other available legal remedies, the Company shall have the right to injunctive relief to enforce this Agreement.

3.           Other Restrictions.

(a)           Legends.  In addition to any other legends required to be placed on each outstanding certificate representing the Locked Up Shares, the Holder hereby agrees that each outstanding certificate representing the Locked Up Shares during the Restricted Period shall bear a legend reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF JULY __, 2008, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS SECURITY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.”

(b)           Termination of Restrictive Legends.  The restrictions referred to in Section 3(a) shall cease and terminate at the end of the Restricted Period.  Whenever such restrictions shall cease and terminate as to any Locked Up Shares, the Holder holding such shares shall be entitled to receive from the Company, in exchange for such legended certificates, without expense, new certificates for a like number of Locked Up Shares not bearing the legend set forth in Section 3(a).

(c)           Copy of Agreement.  A copy of this Agreement shall be filed with the corporate secretary of the Company and shall be kept with the records of the Company and shall be made available for inspection by any shareholders of the Company.

(d)           Recordation.  The Company shall not record upon its books any Transfer to any person except Transfers in accordance with this Agreement.

4.           Permitted Transfers.  Notwithstanding the foregoing, the Holder may transfer Locked Up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) in transactions relating to shares of Common Stock acquired by the Holder in open market transactions after the completion of the Reverse Merger.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

5.           Specific Performance.  The Holder acknowledge that there would be no adequate remedy at law if he fails to perform any of its obligations hereunder, and accordingly agrees that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Holder under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 4 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

5.           Notices.  All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to the Company at its principal offices and to the Holders at the respective addresses furnished to the Company by the Holder.

6.           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

7.           Recapitalizations and Exchanges Affecting Locked Up Shares.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Locked Up Shares, to any and all shares of capital stock or equity securities of the Company which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

8.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts to be performed in California.

9.           Waiver of Trial by Jury.  ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR IN CONNECTION HEREWITH IS HEREBY WAIVED.

10.           Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

11.           Amendment.  This Agreement may not be amended or supplemented except by an instrument in writing signed by the Holder and either (i) the majority of the Company’s independent members of the Board of Directors or (ii) all directors of the Company’s Board of Directors.

12.           Severability.  If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.           Complete Agreement; Counterparts.  This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Lock Up Agreement on the above written date.

_________________________________

NORPAC TECHNOLOGIES, INC.

By:_________________________________
Name:  John Thornton
Title: Chief Executive Officer

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